                                                  Filed Pursuant to Rule 424b5
                                                  Registration No. 333-131211-03

                                  $741,604,000

                    RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.
                                    DEPOSITOR

                           RAMP SERIES 2006-RS3 TRUST
                                 ISSUING ENTITY

                         RESIDENTIAL FUNDING CORPORATION
                           MASTER SERVICER AND SPONSOR

        MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES, SERIES 2006-RS3

                          Supplement dated May 9, 2006
                                       to
                     Prospectus Supplement dated May 8, 2006
                                       to
                         Prospectus dated April 7, 2006
                   -------------------------------------------

     The prospectus supplement is hereby revised as follows:

     The table that appears on page S-6 of the prospectus supplement is hereby deleted and replaced in its entirety with the table appearing on Exhibit A hereto.

     This supplement may be used to offer or sell the certificates offered hereby only if accompanied by the prospectus supplement and prospectus.

     Dealers will be required to deliver a supplement, prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, for ninety days following the date of this supplement, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a supplement, prospectus supplement and prospectus, such delivery requirement generally may be satisfied through the filing of the prospectus supplement and prospectus with the Securities and Exchange
Commission.

                              RBS GREENWICH CAPITAL

                                                          EXHIBIT A

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                                                    OFFERED CERTIFICATES
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  CLASS     PASS-THROUGH      INITIAL CERTIFICATE      INITIAL RATING                                       FINAL SCHEDULED
                RATE          PRINCIPAL BALANCE     (MOODY'S/S&P/FITCH)             DESIGNATIONS          DISTRIBUTION DATE
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CLASS A CERTIFICATES:
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A-1        Adjustable Rate       $224,798,000            Aaa/AAA/AAA           Senior/Adjustable Rate      December 25, 2024
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A-2        Adjustable Rate       $191,064,000            Aaa/AAA/AAA           Senior/Adjustable Rate        July 25, 2030
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A-3        Adjustable Rate       $106,683,000            Aaa/AAA/AAA           Senior/Adjustable Rate        March 25, 2033
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A-4        Adjustable Rate       $146,662,000            Aaa/AAA/AAA           Senior/Adjustable Rate         May 25, 2036
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Total Class A Certificates:      $669,207,000
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CLASS M CERTIFICATES:
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M-1        Adjustable Rate        $15,380,000            Aa1/AA+/AA+          Mezzanine/Adjustable Rate       May 25, 2036
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M-2        Adjustable Rate        $13,879,000            Aa2/AA/AA+           Mezzanine/Adjustable Rate       May 25, 2036
------------------------------------------------------------------------------------------------------------------------------
M-3        Adjustable Rate         $8,253,000            Aa3/AA-/AA           Mezzanine/Adjustable Rate       May 25, 2036
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M-4        Adjustable Rate         $7,502,000             A1/A+/AA-           Mezzanine/Adjustable Rate       May 25, 2036
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M-5        Adjustable Rate         $7,127,000              A2/A/A+            Mezzanine/Adjustable Rate       May 25, 2036
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M-6        Adjustable Rate         $5,252,000              A3/A-/A            Mezzanine/Adjustable Rate       May 25, 2036
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M-7        Adjustable Rate         $3,751,000           Baa1/BBB+/A-          Mezzanine/Adjustable Rate       May 25, 2036
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M-8        Adjustable Rate         $3,751,000           Baa2/BBB/BBB+         Mezzanine/Adjustable Rate       May 25, 2036
------------------------------------------------------------------------------------------------------------------------------
M-9        Adjustable Rate         $7,502,000          Baa3/BBB-/BBB+         Mezzanine/Adjustable Rate       May 25, 2036
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Total Class M Certificates:       $72,397,000
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Total offered certificates:      $741,604,000
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                                                  NON-OFFERED CERTIFICATES
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SB               N/A             $  8,627,748                N/A                     Subordinate                  N/A
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R-I              N/A                      N/A                N/A                      Residual                    N/A
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R-II             N/A                      N/A                N/A                      Residual                    N/A
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Total offered and                $750,231,748
non-offered certificates:
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